QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements of Equifax Inc. and subsidiaries and in the related Prospectuses of our reports dated February 26, 2008, with respect to the consolidated financial statements and schedule of Equifax Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Equifax Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

  1.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Stock Incentive Plan (File No. 33-34640);

  2.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Employee Stock Incentive Plan (File No. 33-58734);

  3.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. 1995 Employees Stock Incentive Plan (File No. 33-58627);

  4.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Stock Incentive Plan and Equifax Inc. Employee Stock Incentive Plan to be funded in part through the Equifax Inc. Employee Stock Benefits Trust (File No. 33-86978);

  5.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Stock Incentive Plan and Equifax Inc. Employee Stock Incentive Plan to be funded in part through the Equifax Inc. Employee Stock Benefits Trust (File No. 33-71200);

  6.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Global Stock Sale Program to be funded through the Equifax Inc. Employee Stock Benefits Trust (File No. 333-52203);

  7.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Employee Special Recognition Bonus Award Plan to be funded through the Equifax Inc. Employee Stock Benefits Trust (File No. 333-52201);

  8.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Non-Employee Director Stock Option Plan (File No. 333-68421);

  9.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. 1995 Employee Stock Incentive Plan (File No. 333-68477);

  10.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. 2000 Stock Incentive Plan (File No. 333-48702);

  11.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. 401(k) Plan (File No. 333-97875);

  12.
  Registration Statement on Form S-3 pertaining to the acquisition of Commercial Data Center (File No. 333-54764);

  13.
  Registration Statement on Form S-4 pertaining to the 4.95% Notes Due 2007 with an aggregate principal amount of $250,000,000 (File No. 333-101701);

  14.
  Registration Statement on Form S-8 pertaining to the Equifax Director and Executive Stock Deferral Plan (File No. 333-110411);

  15.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Non-Employee Director Stock Option Plan (File No. 333-116185);

  16.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. 2001 Nonqualified Stock Incentive Plan (File No. 333-116186);

  17.
  Registration Statement on Form S-3 pertaining to the registration of an offering by selling security holders of 443,337 shares of Equifax common stock (File No. 333-129123);

  18.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Director Deferred Compensation Plan (File No. 333-140360);

  19.
  Registration Statement on Form S-4 pertaining to the acquisition of TALX Corporation (File No. 333-141389);

  20.
  Registration Statement on Form S-8 pertaining to the TALX Corporation 2005 Omnibus Incentive Plan, TALX Corporation Amended and Restated 1994 Stock Option Plan, and TALX Corporation Outside Directors' Stock Option Plan (File No. 333-142997); and

  21.
  Registration Statement on Form S-3 pertaining to the shelf registration of Equifax Inc. debt securities (File No. 333-144009).

/s/ Ernst & Young LLP

Atlanta, Georgia
February 26, 2008

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM